Executed Copy

                         SECURITIES PURCHASE AGREEMENT

                                     AMONG

                        PEOPLES TELEPHONE COMPANY, INC.,
                            UBS CAPITAL CORPORATION
                                      AND
                        APPIAN CAPITAL PARTNERS, L.L.C.

                                  JULY 3, 1995

                               TABLE OF CONTENTS

ARTICLE I

         ISSUANCE AND SALE OF THE SECURITIES.................................-1-
         1.1      Securities Purchase........................................-1-
         1.2      Closing Transactions.......................................-2-

ARTICLE II

         CONDITIONS TO CLOSING...............................................-2-
         2.1      Conditions to each Purchaser's Obligations.................-2-
         2.2      Conditions to the Company's Obligations....................-6-

ARTICLE III

         COVENANTS...........................................................-7-
         3.1      Affirmative Covenants of the Company.......................-7-
         3.2      Negative Covenants of the Company.........................-10-

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................-14-
         4.1      Organization and Corporate Power..........................-14-
         4.2      Authorization of Transactions.............................-15-
         4.3      Capitalization............................................-15-
         4.4      Absence of Conflicts......................................-16-
         4.5      Financial Statements......................................-16-
         4.6      Absence of Undisclosed Liabilities........................-17-
         4.7      Absence of Material Adverse Change........................-17-
         4.8      Absence of Certain Developments...........................-18-
         4.9      Title to Properties.......................................-20-
         4.10     Environmental and Safety Matters..........................-20-
         4.11     Tax Matters...............................................-21-
         4.12     Litigation; Proceedings...................................-22-
         4.13     Brokerage.................................................-23-
         4.14     Governmental Licenses and Permits.........................-23-
         4.15     Employees.................................................-24-
         4.16     Employee Benefit Plans....................................-25-
         4.17     Insurance.................................................-27-
         4.18     Affiliate Transactions....................................-27-
         4.19     Compliance with Laws......................................-27-
         4.20     Governmental Consent, etc.................................-27-
         4.21     Customers.................................................-27-
         4.22     Disclosure................................................-28-
         4.23     Contracts.................................................-29-
         4.24     INVESTMENT COMPANY........................................-29-

         4.26     SMALL BUSINESS MATTERS....................................-30-
         4.27     Closing Date..............................................-30-

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...................-30-
         5.1      Organization and Power....................................-30-
         5.2      Authorization.............................................-31-
         5.3      No Violation..............................................-31-
         5.4      Brokerage.................................................-31-
         5.5      Closing Date..............................................-31-

ARTICLE VI

         TERMINATION........................................................-31-
         6.1      Termination...............................................-31-
         6.2      Effect of Termination.....................................-32-

ARTICLE VII

         DEFINITIONS........................................................-32-

ARTICLE VIII

         ADDITIONAL AGREEMENTS..............................................-37-
         8.1      Survival..................................................-37-
         8.2      Indemnification...........................................-38-
         8.3      Indemnification Procedure.................................-39-
         8.4      Press Releases and Announcements..........................-40-
         8.5      Further Transfers.........................................-41-
         8.6      Specific Performance......................................-41-
         8.7      Investigation.............................................-41-
         8.8      Expenses..................................................-42-
         8.9      Exclusivity...............................................-42-
         8.10     Transfer of Securities....................................-43-
         8.11     Purchasers' Representations...............................-44-
         8.12     STANDSTILL................................................-44-
         8.13     CONTINGENT WARRANTS.......................................-47-
         8.14     REGULATORY COMPLIANCE COOPERATION.........................-48-

ARTICLE IX

         MISCELLANEOUS......................................................-49-
         9.1      Amendment and Waiver......................................-49-
         9.2      Notices...................................................-49-
         9.3      Binding Agreement; Assignment.............................-50-
         9.4      Severability..............................................-51-
         9.5      No Strict Construction....................................-51-

         9.6      Headings; Interpretation..................................-51-
         9.7      Entire Agreement..........................................-51-
         9.8      Counterparts..............................................-51-
         9.9      Governing Law.............................................-51-
         9.10     Parties in Interest.......................................-52-

                                    EXHIBITS

                  Exhibit A  -  Form of Certificate of Amendment for
                                 Preferred Stock

                  Exhibit B  -  Form of Warrant

                  Exhibit C  -  Terms of Registration Rights Agreement

                  Exhibit D  -  Form of Opinion of Company's Counsel

                  Exhibit E  -  Financial Disclosure

                  Exhibit F  -  Form of Contingent Warrant

                               LIST OF SCHEDULES

                  Schedule 4.1      -       Subsidiaries/Investments Schedule
                  Schedule 4.3      -       Capitalization Schedule
                  Schedule 4.4      -       Conflicts Schedule
                  Schedule 4.5      -       Financial Statement Schedule
                  Schedule 4.8      -       Developments Schedule
                  Schedule 4.10     -       Environmental Schedule
                  Schedule 4.11     -       Tax Schedule
                  Schedule 4.12     -       Litigation Schedule
                  Schedule 4.13     -       Brokerage Schedule
                  Schedule 4.14     -       Government License/Permit Schedule
                  Schedule 4.15     -       Employees Schedule
                  Schedule 4.16     -       Employee Benefit Plans Schedule
                  Schedule 4.21     -       Customers Schedule
                  Schedule 4.22     -       Disclosure Schedule
                  Schedule 4.23     -       Contracts Schedule

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of July 3, 1995 by and among Peoples Telephone Company, Inc., a New York corporation (the "COMPANY"), UBS Capital Corporation, a New York corporation ("UBS"), and Appian Capital Partners, L.L.C., a Delaware limited liability company ("ACP" and together with UBS, the "PURCHASERS"). Except as otherwise indicated herein, capitalized terms used herein are defined in Article VII hereof.

     Subject to the terms and conditions set forth herein, UBS desires to purchase from the Company, and the Company desires to issue to UBS, shares of Series C Cumulative Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), convertible at any time after the Closing Date (as defined below) into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), under circumstances as described herein. In addition, ACP desires to purchase from the Company, and the Company desires to issue to ACP, one or more warrants (the "WARRANTS") to purchase at any time after the Closing Date shares of Common Stock under the circumstances as described herein. The Preferred Stock, Underlying Common Stock (as defined herein) and the Warrants are sometimes referred to herein as the "SECURITIES."
     In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                      ISSUANCE AND SALE OF THE SECURITIES

     1.1 SECURITIES PURCHASE. On the terms and subject to the conditions of this Agreement, at the Closing:

     (a) The Company shall authorize the issuance and sale to UBS of 150,000 shares of Preferred Stock having the rights and preferences set forth in Exhibit A attached hereto and which will initially be convertible into an aggregate of 2,857,142.9 shares of Common Stock. The total purchase price of the Preferred Stock will be $15,000,000. Each share of Preferred Stock will initially be convertible into Common Stock at $5.25 per share.

     (b) The Company shall authorize the issuance and sale to ACP of the Warrants, having the rights and preferences set forth in Exhibit B attached hereto, initially exercisable to purchase up to an aggregate of 275,000 shares of Common Stock. The aggregate purchase price of the Warrants will be $100,000.

     (c) The Company shall authorize the issuance and sale to UBS of the Contingent Warrants (the "Contingent Warrants"), as described in Section 8.13 hereof.

     1.2 CLOSING TRANSACTIONS.

     (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York at 10:00 a.m., on the date of closing of the Senior Note Financing (as defined below) (so long as all conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied or waived), or at such other time and location as is mutually agreed upon by the Company and the Purchasers but in any event not after August 15, 1995. The date and time of the Closing are herein referred to as the "CLOSING DATE."

     (b) TRANSFERS. Subject to the conditions set forth in this Agreement, at the Closing Date the Company shall issue and deliver (i) to UBS, stock certificates for 150,000 shares of Preferred Stock duly registered in the name of UBS or one or more of its nominee(s) against payment by UBS of $15,000,000 as the purchase price therefor, (ii) to ACP, the Warrants duly registered in the name of ACP or one or more of its nominee(s), against payment by ACP of $100,000 and (iii) to UBS, the Contingent Warrants duly registered in the name of UBS or one or more of its nominee(s), against payment by UBS of $1.00 (each of the foregoing are collectively referred to herein as the "CLOSING TRANSACTIONS").

                                   ARTICLE II

                             CONDITIONS TO CLOSING

     2.1 CONDITIONS TO EACH PURCHASER'S OBLIGATIONS. The obligation of each of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing
Date:

     (a) the representations and warranties set forth in Article IV hereof and in any writing delivered pursuant hereto will be true and correct at and as of the Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement throughout such representations and warranties;

     (b) the Company will have performed and complied with each of the covenants and agreements required to be performed by it under this Agreement and the agreements and documents attached hereto as Exhibits prior to the Closing (except for any breaches which, individually or collectively with any and all other breaches by the Company of this Agreement, would not, and could not reasonably be expected to, have a Material Adverse Effect or be materially adverse to the interests of the Purchasers);

     (c) since March 31, 1995, except as set forth on Schedule 4.8 and except for the Refinancing (as defined herein), there will have been no change, circumstance or event which, individually or collectively with each other such change, circumstance or event, has had or which could be expected to have a Material Adverse Effect;

     (d) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents required pursuant to any leases or subleases and any consents or waevers that are required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any agreement or instrument set forth on Schedule
4.4 or any other material agreement to which the Company or any of its Subsidiaries is a party or to which any material property of the Company or any of its Subsidiaries is subject, will have been obtained on terms reasonably satisfactory to the Purchasers;

     (e) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby (including, without limitation, any FCC filings, authorizations and approvals), if any, will have been duly made and obtained and all waiting periods will have expired on terms reasonably satisfactory to the Purchasers other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect;

     (f) the Company shall have duly adopted, executed and filed with the Secretary of State of New York a Certificate of Amendment of Rights and Preferences establishing the terms and the rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto (the "CERTIFICATE OF AMENDMENT"), and the

Company shall not have adopted or filed any other document designating terms, rights or preferences of its preferred stock. The Certificate of Amendment shall be in full force and effect as of the Closing under the laws of New York and shall not have been amended or modified;

     (g) the Company and the Purchasers shall have entered into a registration rights agreement with respect to the Preferred Stock, the Warrants and the Underlying Common Stock (the "REGISTRATION RIGHTS AGREEMENT") including provisions to the effect of those set forth on Exhibit C attached hereto, as well as other provisions reasonably required by the Purchasers, and the Registration Rights Agreement shall be in form reasonably satisfactory to the Purchasers and in full force and effect as of the Closing;

     (h) the Company's board of directors (the "BOARD OF DIRECTORS") shall have taken all such action as is necessary and sufficient to ensure that, effective as of the Closing, the Board of Directors shall be comprised of six members, including the Chief Executive Officer of the Company, the President of the Company, two directors designated by UBS, and two individuals who are currently serving as directors of the Company;

     (i) the senior note financing (the "SENIOR NOTE FINANCING") placed by Merrill Lynch & Co. shall have been consummated on the terms set forth in the form of Indenture previously delivered to UBS and its counsel, as amended to reflect the terms set forth in the Preliminary Offering Memorandum dated as of July 3, 1995 relating to the Senior Note Financing (the "Preliminary Memorandum") and such other amendments thereto reasonably acceptable to the Purchasers and the Company shall have received not less than $75,000,000 of gross proceeds therefrom;

     (j) the Company shall be simultaneously consummating the sale of Securities contemplated hereby to the other Purchaser;

     (k) the Purchasers will have received (addressed to each Purchaser) an opinion, dated the Closing Date, of New York counsel to the Company, which counsel is experienced in transactions of the type contemplated hereby and is reasonably satisfactory to the Purchasers, in the form attached hereto as Exhibit D and otherwise in form and substance reasonably satisfactory to the Purchasers and their counsel;

     (l) the Second Amended and Restated Warrant Agreement dated as of February 17, 1994 between the Company and Creditanstalt American Corporation shall have been amended, in a manner reasonably satisfactory to the Purchasers, to clarify that there shall be no increase in the amount of Stock issuable, or decrease in the price payable to the Company, upon exercise of the warrants issued thereunder upon (i) consummation of the transactions contemplated hereby or upon issuance of any Stock upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants, or (ii) issuance of any Common Stock upon exercise or conversion of, or in exchange for, any option, right, warrant or convertible security (other than options, warrants, rights or convertible securities issued to officers or employees of the Company or any of its Subsidiaries) if no such increase in such amount of stock or decrease in price payable to the Company was required pursuant to the terms thereof upon issuance of any such option, right, warrant or convertible security;

     (m) The Company shall have delivered to each Purchaser all of the following:

                   (i) an Officer's Certificate of the Company, dated the Closing Date, stating that the conditions specified in Sections 2.1(a)-(j) above, inclusive, have been satisfied;

                   (ii) certified copies of the resolutions of the Board of Directors approving the transactions contemplated by this Agreement;

                   (iii) certified copies of the certificate of incorporation (the "CERTIFICATE OF INCORPORATION") and bylaws (the "BYLAWS") of the Company as in effect as of the Closing Date;

                   (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions contemplated herein; and

                   (v) such other documents or instruments as the Purchasers may reasonably request to effect the transactions contemplated hereby;

     (n) the Company shall have delivered to UBS the following:

                           (i) duly completed and executed SBA (as defined in Section 8.14) Forms 480, 652 and 1031 (Part A);

                           (ii) a business plan reasonably satisfactory to UBS relating to its SBA regulatory requirements, showing the Company's financial projections;

                           (iii) a written statement from the Company regarding its intended use of proceeds from the financing under this Agreement; and

                           (iv) a list, after giving effect to the transactions contemplated by this Agreement, of (x) the name of each of the Company's directors, (y) the name and title of each of the Company's officers and (z) the name of each of the Company's stockholders (as set forth in the Section of the Preliminary Memorandum and any amendment thereto, including the final memorandum, entitled "Principal Shareholders") setting forth the number and class of shares held; and

     (o) all proceedings to be taken by the Company in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents, including customary representations, warranties, covenants, conditions and remedies for breach, required to be delivered by the Company to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Purchasers.

     Any condition to the obligations of the Purchasers specified in this
Section 2.1 may be waived by the Purchasers in their sole discretion.

     2.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

     (a) the representations and warranties set forth in Article V hereof and in any writing delivered pursuant hereto will be true and correct at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

     (b)the Purchasers will have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

     (c) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents required pursuant to any leases or subleases or that are required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any material agreement to which the Company or any of its

Subsidiaries is a party or to which any material property of the Company or any of its Subsidiaries is subject, will have been obtained on terms reasonably satisfactory to the Company; and

     (d) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby (including, without limitation, any FCC filings, authorizations and approvals), if any, will have been duly made and obtained and all waiting periods will have expired on terms reasonably satisfactory to the Company other than those filings, authorizations or approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

     The conditions specified in this Section 2.2 may be waived by the Company, in its sole discretion.

                                  ARTICLE III

                                   COVENANTS

     3.1 AFFIRMATIVE COVENANTS OF THE COMPANY. From the date hereof through the Closing and thereafter (unless otherwise indicated) so long as the number of shares of Underlying Common Stock in existence equals or exceeds 25% of the number in existence immediately after the Closing (as adjusted for stock splits, stock dividends, combinations of shares and similar recapitalizations), the Company covenants and agrees that it will and will cause each of its Subsidiaries to:

     (a) prior to the Closing, conduct the business and operations of the Company and its Subsidiaries only in accordance with applicable laws in the ordinary course of business and in accordance with the Company's past custom and practice;

     (b) prior to the Closing, cooperate with the Purchasers and use its best efforts to make all registrations, filings and applications, to give all notices and to obtain all governmental (including, without limitation, FCC), third party or other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby and to cause the other conditions to the Purchasers' or the Company's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered);

     (c) prior to the Closing, promptly inform the Purchasers (i) if any of the representations and warranties contained in Article IV was not true and correct when made or would not be true and correct if restated on any day following the date hereof through the Closing Date and describing each variance therefrom,
(ii) of each breach of any covenant hereunder by the Company and (iii) of any other development, circumstance or event which, individually or in the aggregate with other developments, circumstances or events, has, or could reasonably be expected to have a Material Adverse Effect. No disclosure pursuant to this
Section 3.1(c) shall be deemed to amend or supplement this Agreement or any Schedule hereto or to prevent or cure any breach of warranty, breach of covenant or misrepresentation;

     (d) cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of Preferred Stock or other Underlying Common Stock;

     (e) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Preferred Stock and other Underlying Stock; and PROVIDED, FURTHER, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets which is not otherwise prohibited by the terms of this Agreement and is in accordance with the Company's Certificate of Incorporation, as amended by the Certificate of Amendment;

     (f) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements (as defined in Section 4.5) except to the extent permitted or required by GAAP;

     (g) keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated);

     (h) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

     (i) permit representatives of the Purchasers and their agents (including their counsel, accountants and consultants) to have reasonable access during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel;

     (j) assert and enforce all, and shall not (except with Super Majority Board
Vote) amend or waive any of the Company's rights under, all agreements between the Company and any of its directors, executive officers and other Affiliates, and shall pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights;

     (k) at all times file all reports (including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of Securities may reasonably request, all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement;

     (l) permit UBS, so long as holders of shares of the Preferred Stock have the right, voting as a separate class, to elect one or more directors to the Board of Directors, to designate one observer to attend each meeting of the Board of Directors and each committee thereof, including each telephonic meeting thereof; and

     (m) if the Company ceases to be a reporting Company under the Exchange Act or to comply with its reporting obligations thereunder, make available, upon request, to any holder of the Securities, so long as the Securities remain outstanding, the information set forth on Exhibit E attached hereto.

     3.2 NEGATIVE COVENANTS OF THE COMPANY. From the date hereof through the Closing and thereafter (unless otherwise indicated) so long as the number of shares of Underlying Common Stock in existence equals or exceeds 25% of the number in existence immediately after the Closing (as adjusted for stock splits, stock dividends, combinations of shares and similar recapitalizations), the Company agrees that it will not, and will cause each of its Subsidiaries not to:

     (a) prior to the Closing, (i) take any action that would require disclosure pursuant to Section 3.1(c) of this Agreement, (ii) operate the business of the Company and its Subsidiaries other than in the ordinary course of business, or
(iii) take any action which, or omit to take any action the omission of which, could reasonably be expected to have a Material Adverse Effect;

     (b) prior to the Closing, enter into any material contract, lease, agreement or transaction or any renewal, modification or extension thereof out of the ordinary course of the business of the Company and its Subsidiaries or restricting in any material way the conduct of the business of the Company and its Subsidiaries;

     (c) amend the Certificate of Incorporation or Bylaws if such amendment would adversely affect any rights of the holders of Preferred Stock or other Underlying Common Stock or subordinate any rights of holders of Preferred Stock to the rights of any other holders of Stock of the Company;

     (d) except for a sale of Common Stock pursuant to an underwritten public offering registered pursuant to the Securities Act, issue or sell or otherwise transfer for consideration (an "ISSUANCE") Stock of the Company unless, at least 20 days and not more than 60 days prior to such Issuance, the Company notifies each holder of Securities in writing of the Issuance (including the price, the purchaser(s) thereof and the other terms thereof) and grants to each holder of Securities the right (the "RIGHT") to subscribe for and purchase such additional shares or other securities so issued at the same price and on the same terms as issued in the Issuance such that, after giving effect to the

Issuance and exercise of the Right, the Securities owned by such holder shall represent the same percentage of the outstanding Common Stock (including, for purposes of this calculation, all Common Stock and assuming the issuance of Common Stock upon conversion, exchange or exercise of any security so convertible, exchangeable or exercisable issued in the Issuance or subject to the Right) as was owned by such holder prior to the Issuance, or such lesser amount designated by such holder. The Right may be exercised by such holder or its nominee at any time by written notice to the Company received by the Company within 15 days after receipt of notice by such holder from the Company of the Issuance. The closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 5 days after the Company receives notice of the exercise of the Right and concurrently with the closing of the Issuance. Notwithstanding the foregoing, the Right shall not apply to (i) issuances of Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock), pro rata to all holders of Common Stock, as a dividend on, subdivision of, or other distribution in respect of, the Common Stock, (ii) issuances of Common Stock upon exercise or conversion of options, warrants and other rights to acquire Common Stock outstanding on the date hereof as reflected in Schedule 4.3, in each case issued in accordance with the terms thereof as in effect on the date hereof or as such terms may thereafter be adjusted as described in Schedule 4.3, (iii) issuances of Common Stock upon exercise of stock options granted to employees pursuant to employee stock option and stock ownership plans approved by the Board of Directors and (iv) issuances of Common Stock pursuant to the terms approved by the Board of Directors in connection with the acquisition of interests in another company or business as contemplated by paragraph (g) or (j);

     (e) without a Super Majority Board Vote, enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate which would require disclosure pursuant to Rule 404 of Regulation S-K under the Securities Act.

     (f) without a Super Majority Board Vote, except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features or issued with capital stock (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) other than Permitted Equity Kickers, (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or issue any Stock which votes generally in the election of the Company's directors, except stock which at no time receives more than one vote per share of Common Stock which is then issuable upon conversion thereof or (c) stock appreciation rights or phantom stock rights other than pursuant to employee benefit plans approved by the Board of Directors.

     (g) without a Super Majority Board Vote, merge or consolidate with any Person or, except as permitted by subparagraph (h), (i) or (j) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

     (h) without a Super Majority Board Vote, sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, assets of the Company and its Subsidiaries, in one transaction or series of related transactions involving aggregate value (computed on the basis of book value, determined in accordance with GAAP consistently applied, or fair market value, determined by the Board of Directors in its reasonable good faith judgment) or consideration in excess of $5,000,000 in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

     (i) without a Super Majority Board Vote, liquidate, dissolve or effect a recapitalization or reorganization of the Company in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

     (j) without a Super Majority Board Vote, acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect and valuing any Common Stock issued as consideration at the Market Price thereof determined on the date of issuance thereof) exceeding $5,000,000 in any one transaction or series of related transactions or exceeding $5,000,000 in any twelve-month period;

     (k) without a Super Majority Board Vote, enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the domestic pay telephone business;

     (l) without a Super Majority Board Vote, hire or elect any substitute or replacement for the Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer of the Company or change (whether by amendment, waiver or extension of any existing arrangement or, upon termination of any existing arrangement, through any future arrangement) the terms of employment of any of such Persons, including the terms of any executive employment agreement, any compensation, incentive stock or option or loan arrangement; or

     (m) effect, permit or suffer to occur or take any steps to cause a Fundamental Change unless, upon the consummation thereof, the Company shall be required to purchase, and shall have purchased all shares of the Preferred Stock tendered to the Company for purchase at a price per share equal to the Liquidation Value (as defined in the Certificate of Amendment) plus accrued and unpaid dividends thereon pursuant to an offer to purchase given to the holders of the Convertible Preferred Stock not less than 15 days prior to the date such Fundamental Change is to be consummated. For purposes hereof "FUNDAMENTAL CHANGE" means (i) any sale or transfer of more than 40% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with GAAP consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business and the sale of the Company's inmate telephone and cellular telephone businesses) and (ii) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board of Directors immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors.

     Notwithstanding the foregoing provisions of this Section 3.2, the Company may (i) negotiate and consummate the sale of its inmate telephone and cellular telephone rental operations, (ii) consummate the Senior Note Financing and repay amounts outstanding under the Company's existing bank credit agreement, and
(iii) enter into and borrow under a new bank credit agreement (the transactions described in clauses (ii) and (iii) foregoing, the "REFINANCING").

     For purposes hereof, a "SUPER MAJORITY BOARD VOTE" means approval at a meeting of the Board of Directors by a vote of at least 75% of each of the directors then serving on the Board of Directors excluding for purposes of subparagraph (e) a director interested in the subject matter of such approval.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to the Purchasers to enter into this Agreement, the Company hereby represents and warrants to each of the Purchasers that:

     4.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business in every jurisdiction in which the ownership of its property or conduct of its business requires such qualification except where the failure to be qualified, individually or in the aggregate, would not have a Material Adverse Effect. The Company has full corporate power and authority and has all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, except where the failure to have such licenses, permits and authorizations would not, individually or collectively, have a Material Adverse Effect. The copies of the Certificate of Incorporation and Bylaws furnished to the Purchasers pursuant to Section 2.1(l) reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. Except as described on Schedule 4.1, the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its certificate of incorporation or bylaws. Schedule 4.1 attached hereto correctly sets forth the name of each Subsidiary and each other entity in which the Company or any of its Subsidiaries has an equity investment, the jurisdiction of its incorporation or formation and each of the Persons owning any of the outstanding equity of such Subsidiary and the number of shares or units of such equity of each Subsidiary owned by each such Person. Except as set forth on Schedule 4.1, the Company owns no stock or equity interest in any other entity. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full corporate power and authority necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires such qualification except where the failure to be so qualified, individually or collectively, would not have a Material Adverse Effect.

     4.2 AUTHORIZATION OF TRANSACTIONS. The Company has full corporate power and authority to execute and deliver this Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby. The Board of Directors has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement, the agreements and documents attached hereto as Exhibits and the other agreements and documents contemplated hereby have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect of relating to or affecting the rights and remedies of creditors, and (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

     4.3 CAPITALIZATION. (a) The authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth on
Schedule 4.3, there are no outstanding or authorized securities with profit participating features or profit interests, or options, warrants, rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or any such securities or interests (collectively "Options")(other than this Agreement). Except as set forth on Schedule 4.3, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth on Schedule 4.3, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. Except as set forth on Schedule 4.3, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Options.

     (b) The authorized, issued and outstanding capital stock of each Subsidiary is as set forth on Schedule 4.1. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth on Schedule 4.3, there are no Options to which any Subsidiary is a party or which are binding upon any Subsidiary providing for the issuance, disposition or acquisition of any of its capital stock. Except as set forth on Schedule 4.3, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Subsidiaries. Except as set forth on Schedule 4.3, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of any of the Subsidiaries. Except as set forth on Schedule 4.3, no Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Stock.

     4.4 ABSENCE OF CONFLICTS. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under,
(c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any lien, security interest, charge or encumbrance upon the Common Stock or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of the Company or any of the Subsidiaries or any material indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is bound or affected, or any law, statute, rule or regulation or any judgment, order or decree to which the Company or any of the Subsidiaries is subject except for those with which the failure to comply, individually or collectively, would not have a Material Adverse Effect.

     4.5 FINANCIAL STATEMENTS. The Company has furnished the Purchaser with copies of its (a) restated unaudited consolidated balance sheet as of March 31, 1995 (the "LATEST BALANCE SHEET") and the related consolidated statements of income and cash flow for the 3-month period ended March 31, 1995 and (b) audited balance sheets and statements of income and cash flow for the fiscal years ended December 31, 1993 and 1994. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "FINANCIAL STATEMENTS") is accurate and complete in all material respects, is consistent with the Company's books and records (which, in turn, are accurate and complete in all material respects), presents fairly the Company's consolidated financial condition, consolidated results of operations and consolidated cash flows as of the dates and for the periods referred to therein, and has been prepared in accordance with GAAP consistently applied, subject in the case of unaudited financial statements to changes, which are immaterial in the aggregate, resulting from normal year-end adjustments and to the absence of footnote disclosure.

     (b) Except as set forth on Schedule 4.5, the restated audited consolidated financial statements and related schedules and notes included in the SEC Documents comply in all material respects with requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. Except as set forth on Schedule 4.5, the Financial Statements which are not audited comply in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder (assuming for such purposes that such requirements are applicable thereto).

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.6 and except for obligations or liabilities with respect to expenses arising from, and indebtedness incurred in, the Refinancing, neither the Company nor any of the Subsidiaries have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) except (a) obligations under contracts and commitments, (b) liabilities reflected on the Latest Balance Sheet and (c) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (which liabilities in the aggregate could not reasonably be expected to have a Material Adverse Effect).

     4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 4.8 and except for the Refinancing, since March 31, 1995, or except for obligations or liabilities with respect to indebtedness incurred in the Refinancing, there has been no change or event resulting in or which could reasonably be expected to have a Material Adverse Effect, whether individually or collectively with any other change or event since such date (it being understood that no representation or warranty is made with respect to conditions affecting the Company's industry in general).


     4.8 ABSENCE OF CERTAIN DEVELOPMENTS. Since March 31, 1995, except as set forth on Schedule 4.8 or as specifically contemplated by this Agreement neither the Company nor any of the Subsidiaries has:

     (a) issued, sold or transferred any notes, bonds or other debt securities (except, in the case of the Company, the issuance of the notes and bank borrowings pursuant to the Refinancing) or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company or any of the Subsidiaries;

     (b) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business (except, in the case of the Company, the issuance of the notes and bank borrowings and the incurrence of expenses pursuant to the Refinancing);

     (c) other than the repayment of bank borrowings pursuant to the Refinancing, discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of indebtedness for borrowed money;

     (d) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of its properties or assets other than in the ordinary course of business or other than liens pursuant to the bank credit agreement entered into pursuant to the Refinancing;

     (e) sold, leased, assigned or transferred any portion of its tangible assets or cancelled any debts or claims owing to or held by it in any such case without fair consideration;

     (f) sold, assigned or transferred any Proprietary Rights or disclosed any proprietary confidential information to any Person, other than (i) to representatives of the Company acting on behalf of the Company and subject to obligations to hold such information confidential, and (ii) to certain prospective lenders, investors and financial advisors in connection with the Refinancing, in each case subject to obligations to hold such information confidential, or granted any license or sublicense of any rights under or with respect to any Proprietary Rights;

     (g) suffered any extraordinary losses or waived any single right of value which has a value in excess of $500,000 or any rights of value which have an aggregate value of $1,000,000 whether or not in the ordinary course of business or consistent with past custom and practice;

     (h) suffered any theft, taking by power of eminent domain, damage, destruction or casualty loss in excess of $500,000 to its tangible assets, whether or not covered by insurance or suffered any substantial destruction of the Company's books and records;

     (i) other than in the ordinary course of business or as required to effect the Refinancing, entered into, amended or terminated any material lease, license, contract, agreement or commitment, or taken any other action or entered into any other transaction, or changed any material business practice or manner of dealing with any customer, supplier, subcontractor, insider, sales representative, or other person or entity with whom the Company or any of the Subsidiaries engage in any business activity, or entered into any other transaction;

     (j) entered into any employment contract or collective bargaining agreement, written or oral, or changed in any other material respect employment terms for, or made or granted any bonus or any wage, salary or compensation increase to any director or executive officer or, except in the ordinary course of business, to any other employee, agent or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

     (k) incurred intercompany charges or conducted its cash management customs and practices (including the collection of receivables, inventory control and payment of payables) other than in the usual and ordinary course of business in accordance with past custom and practice;

     (l) made any capital expenditures or commitments therefor that aggregate in excess of $1,000,000;

     (m) made any loans or advances to, or guarantees for the benefit of, any Person;

     (n) delayed or postponed (beyond its normal custom and practice) the payment of accounts payable and other liabilities;

     (o) made any charitable contributions or pledges in excess of $250,000; or

     (p) except for the authorization of the Certificate of Amendment, changed or authorized any change in its certificate of incorporation or bylaws.

     4.9 TITLE TO PROPERTIES. The buildings, machinery, equipment, vehicles and other tangible assets of the Company and the Subsidiaries are in good operating condition and repair and are usable in the ordinary course of business. The Company and the Subsidiaries own or lease under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of their business or used in the conduct of their business.

     4.10 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on Schedule 4.10 attached hereto (the "ENVIRONMENTAL SCHEDULE"):

     (a) the Company has complied and is in compliance with all Environmental and Safety Requirements, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect;

     (b) the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business and such permits, licenses and other authorizations may be relied upon for continued lawful operation of the business of the Company on and after the Closing Date without transfer, reissuance, or other governmental approval or action, except where the failure so to comply with would not, individually or in the aggregate, result in a Material Adverse Effect;

     (c) the Company has not received any claim, complaint, citation, report or other written or oral notice regarding any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental and Safety Requirements;

     (d) no underground storage tanks or surface impoundments exist on any property owned by the Company; and

     (e) the Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective or remedial obligation of any other person relating to

Environmental and Safety Requirements, except liabilities of businesses assumed in connection with the acquisition thereof.

     4.11 TAX MATTERS. Except as set forth on Schedule 4.11 attached hereto:

     (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file on or before the date hereof other than those returns which if not filed would not, individually or in the aggregate, have a Material Adverse Effect. All such Tax Returns were correct and complete in all material respects. As of the time of filing, all Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return), with respect to the taxable periods ending on or before the Closing Date, have been paid, except where the failure to withhold, pay or deposit (individually or collectively) would not have a Material Adverse Effect and except with respect to taxes which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established on the Company's books. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim in writing has been received by the Company from an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of the Subsidiaries that arose, other than for current taxes not yet due and payable in connection with any failure (or alleged failure) to pay any Tax.

     (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

     (c) Except as set forth on Schedule 4.11, neither the Company nor any director or executive officer of the Company expects any taxing authority to assess any material additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority which dispute or claim if resolved adversely to the Company would result in a Material Adverse Effect. Schedule 4.11 lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Company or the Subsidiaries for taxable periods ended on or after December 31,

1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an Audit. The Company has made available to the Purchasers correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or the Subsidiaries since December 31, 1991.

     (d) Except as set forth on Schedule 4.11, neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) Neither the Company nor any of the Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. None of the Company or any of the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Company or any of the Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company or any of the Subsidiaries is a party to any Tax allocation or sharing agreement. Except as set forth on
Schedule 4.11, neither the Company nor any of the Subsidiaries has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     (f) Except as set forth on Schedule 4.11, the unpaid Taxes of the Company and the Subsidiaries did not, as of December 31, 1994, exceed in any material amount the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and do not exceed that reserve in any material amount as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

     4.12 LITIGATION; PROCEEDINGS. Except as set forth in Schedule 4.12 attached hereto (the "LITIGATION SCHEDULE"), to the Company's knowledge there are no actions, suits, proceedings, orders or investigations pending or threatened against the Company or the Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which, individually or collectively, if determined adversely to the Company and its Subsidiaries would have a Material Adverse Effect, and there is no basis for any of the foregoing.

     4.13 BROKERAGE. Except for arrangement between the Company and ACP and except as set forth in Schedule 4.13 attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or the Subsidiaries.

     4.14 GOVERNMENTAL LICENSES AND PERMITS.

     (a) Except as set forth on Schedule 4.14, the Company and its Subsidiaries hold all permits, licenses, certificates of occupancy, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or other similar rights including all necessary permits, authorizations and licenses issued to the Company by the FCC and all state commissions regulating the communications industry ("REGULATORY AGENCIES") (collectively, the "LICENSES") and necessary in and for the conduct of their respective businesses, and such Licenses are in full force and effect except where the failure to hold such License or for such License to be valid and in full force and effect, would not have a Material Adverse Effect and to the Company's knowledge would not adversely effect any contracts or arrangements of the Company involving 250 or more telephones or the operation thereof. The Company has paid all taxes with respect to and filed all statements, reports and information required by the Regulatory Agencies and duly performed in all respects all of its obligations under, and is in full compliance with, the Licenses, the FCC's Rules, the Communications Act of 1934 (the "COMMUNICATIONS ACT"), all State statutes and regulations, the Telephone Operator Consumer Services Improvement Act of 1990 and any other statutes or regulations governing the communications services operated by the Company (collectively referred to as the "COMMUNICATIONS STATUTES AND REGULATIONS")except for the failure of which would not have a Material Adverse Effect and to the Company's knowledge would not adversely effect any contracts or arrangements of the Company involving 250 or more telephones or the operation thereof. Except as set forth in Schedule 4.14, there is not now pending or to the Company's knowledge threatened any litigation, proceeding or investigation which reasonably might result in a termination of any of the Licenses except for litigation, proceedings or investigations which would not individually or in the aggregate have a Material Adverse Effect and to the Company's knowledge would not adversely effect any contracts or arrangements of the Company involving 250 or more telephones or the operation thereof.


     (b) Except as set forth in Schedule 4.14, no event has occurred (including any notice issued by the Regulatory Agencies) and no agreement has been entered into by the Company, which now, or after notice or lapse of time or both, might reasonably be expected to cause or permit cancellation, revocation or termination of the Licenses, or would result in any actions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there is no pending or to the Company's knowledge threatened action or matters that would suggest that any of the Licenses could reasonably be expected not to be renewed in the ordinary course.

     (c) There is not pending any application, petition, objection or other pleading filed with the Regulatory Agencies, or any entity with jurisdiction to review administrative orders of the Regulatory Agencies, which questions the validity of or contests any of the Licenses except for those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) The consummation of the transactions contemplated by this Agreement will not cause any forfeiture or impairment of the Licenses except for those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.15 EMPLOYEES. Except as set forth on Schedule 4.15, to the best knowledge of the Company, neither Jeffrey Hanft nor Robert Rubin has any plan to terminate employment with the Company or any of the Subsidiaries. Except as set forth on
Schedule 4.15, to the best knowledge of the Company, neither the Company, nor any of the Subsidiaries is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements, except (a) confidentiality agreements entered into by the Company with respect to information obtained in connection with evaluating possible acquisitions or dispositions of businesses, (b) agreements binding on the Company or any of the Subsidiaries, the breach of which would not, individually or in the aggregate, have a Material Adverse Effect and (c) agreements binding on Jeffrey Hanft or Robert Rubin solely on account of agreements described in clause (a) foregoing.

     4.16 EMPLOYEE Benefit Plans. (a) Schedule 4.16 attached hereto (the "EMPLOYEE BENEFIT PLANS SCHEDULE") contains an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by the Company and/or any of its Subsidiaries, to which the Company or any of its Subsidiaries is obligated to contribute or with respect to which the Company or any of its Subsidiaries has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies (within the meaning of Section 414 of the Code) of which the Company or any of its Subsidiaries is a member, to the extent the Company or any of its Subsidiaries has any potential liability with respect to such Plans. For purposes of this Agreement, the term "Plans" shall mean: (i) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (ii) employment agreements, and (iii) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     (b) Except as disclosed on Schedule 4.16, neither the Company nor any of its Subsidiaries contributes to, has any obligation to contribute to or otherwise has any liability or potential liability with respect to (i) any Multiemployer Plan (as such term is defined in Section 3(37) of ERISA), (ii) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code (and regulations promulgated thereunder), (iii) any Plan that is subject to the minimum funding requirements of Section 412 of the Code or
Section 302 of ERISA, or (iv) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

     (c) Except as disclosed on Schedule 4.16, none of the Plans obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

     (d) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No Plan has any material unfunded liabilities. None of the Company, any Subsidiary, any trustee or administrator of any Plan, or any other person has engaged in any transaction with respect to any Plan which could reasonably be expected to subject the Company, any Subsidiary, or any trustee or administrator of any Plan, or any party dealing with any Plan, or Purchasers to any material tax or penalty imposed by ERISA or the Code. Except as disclosed on Schedule 4.16, no actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and neither the Company nor of any of its Subsidiaries has knowledge of any facts which could give rise to or reasonably be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, investigations, or demands. None of the assets of the Company nor any of its Subsidiaries is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither the Company nor any of its Subsidiaries has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and neither the Company nor any of its Subsidiaries has knowledge of any facts which could reasonably be expected to give rise to such lien or such posting of security.

     (e) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

     (f) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing, transferred out of the controlled group of companies (within the meaning of Section 414 of the Code) of which the Company or any of its Subsidiaries is a member or was a member during such five-year period.

     (g) With respect to each Plan, the Company has made available Purchasers with true, complete and correct copies, to the extent applicable, of (i) all documents pursuant to which such Plan is maintained, funded and administered,
(ii) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the two most recent actuarial reports, (iv) the two most recent financial statements, and (v) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions).

     4.17 INSURANCE. The insurance coverage of the Company and the Subsidiaries is adequate and is customary for corporations of similar size engaged in similar lines of business.

     4.18 AFFILIATE TRANSACTIONS. Except as disclosed in any SEC Document, the Company and its Subsidiaries have not entered into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate of the Company which would require disclosure pursuant to Rule 404 of Regulation S-K under the Securities Act.

     4.19 COMPLIANCE WITH LAWS. The Company, the Subsidiaries and their officers, directors, agents and employees have complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof (including, without limitation, the Communications Act, the Securities Act and the Exchange Act) which affect the business, business practices (including, but not limited to, any of the Company's and the Subsidiaries' marketing, sales and distribution of its products and services), the business operations or any leased properties of any of the Company and the Subsidiaries and to which the Company and the Subsidiaries may be subject, and no claims have been filed against any of the Company and its Subsidiaries alleging a violation of any such laws or regulations except for those the failure to comply with would not, individually or in the aggregate, have a Material Adverse Effect.

     4.20 GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other party or person (including, without limitation, the FCC) is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated hereby except for those which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.21 CUSTOMERS. Except as described on Schedule 4.21 hereto (the "MATERIAL CUSTOMER DISPUTE SCHEDULE"), neither the Company nor any of its Subsidiaries has any reason to believe that any Person who, collectively with its Affiliates, is party to any contract or arrangement with the Company or any of its Subsidiaries relating to the operation of an aggregate of 250 or more telephones (a "MATERIAL CUSTOMER") has any dispute with the Company or any of its Subsidiaries with respect to any term or condition of such arrangement or has indicated that it shall terminate or seek to amend or revise such arrangement in any material respect.

     4.22 DISCLOSURE. (a) Neither this Agreement, the offering memorandum with respect to the Senior Note Offering (in the form previously delivered to the Purchasers (except to the extent such form does not contemplate this Agreement and the transactions contemplated hereby)) nor any of the schedules, attachments, exhibits, written statements or certificates supplied to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchasers in writing and of which any of the Company's executive officers and directors is aware or any of the executive officers and directors of any of its Subsidiaries is aware, and which has had or would reasonably be anticipated to have a Material Adverse Effect (it being understood that no representation or warranty is made with respect to conditions affecting the Company's industry in general). The Offering Memorandum prepared pursuant to the Senior Note Financing does not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (b) Except as set forth on Schedule 4.22, as of its filing date, each SEC Document filed, and each SEC Document that will be filed by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement or amendment became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made). The Sections in the Preliminary Memorandum ,as the same may be amended or supplemented, and in any final offering memorandum, entitled "Risk Factors," "The Company," "Capitalization," "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Certain Transactions," "Principal Shareholders," "Description of the Credit Agreement," "Description of the Notes" and "Consolidated Financial

Statements", if included in a prospectus as part of a registration statement with respect to the exchange offer of notes contemplated thereby and filed on a Form S-4 with the SEC on the date thereof, (i) were prepared in material accordance with Regulations S-K and S-X of the Rules of the SEC, (ii) include all material disclosure that would be required therein (other than as to matters related to an exchange offer or the securities to be offered in exchange for the notes issued pursuant to the Senior Note Financing) by Items 100, 200, 300 and 400 of Regulation S-K and Articles 1, 2, 3, 4, 6, 10, 11 and 12 of Regulation S-X, in each case to the extent such regulations would be applicable to such a registration statement if such an exchange offer were contemplated at such time, and (iii) do not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     4.23 CONTRACTS. Except as set forth on Schedule 4.23, all of the contracts of the Company or any of its Subsidiaries that were required to be described in the SEC Documents or to be filed as exhibits thereto are described in the SEC Documents or filed as exhibits thereto and are in full force and effect, other than those which have expired or terminated prior to January 1, 1995 in accordance with their terms and those which have been terminated or modified in connection with the Refinancing. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.

     4.24 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.25 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Purchasers set forth in Article V hereof are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (B) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (C) any action that would require the registration under the Securities Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of the Securities contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(c) of the Securities Act.

     4.26 SMALL BUSINESS MATTERS. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.802. The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Part A of Form 1031 delivered at the Closing is accurate and complete. Neither the Company nor any Subsidiary presently engages in any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Preferred Stock hereunder for any purpose for which a SBIC is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.804 and
Section 107.901).

     4.27 CLOSING DATE. All of the representations and warranties contained in this Article and made by or on behalf of the Company elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any writing delivered to the Purchasers by or on behalf of the Company are true and correct in all respects on the date of this Agreement and will be true and correct in all respects on the Closing Date, unless waived by each of the Purchasers.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     As a material inducement to the Company to enter into this Agreement, each Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

     5.1 ORGANIZATION AND POWER. Such Purchaser is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of
                                                       -30-
the state of its jurisdiction of incorporation or formation, with full corporate or partnership (as applicable) power and authority to enter into this Agreement and perform its obligations hereunder.

     5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or partnership (as applicable) action on the part of such Purchaser, and no other corporate or partnership (as applicable) proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

     5.3 NO VIOLATION. Such Purchaser is not subject to or obligated under its certificate of incorporation, its bylaws, certificate of partnership, certificate of formation, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement.

     5.4 BROKERAGE. Except for an agreement between the Company and ACP, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by such Purchaser.

     5.5 CLOSING DATE. The representations and warranties contained in this Article and made by such Purchaser elsewhere in this Agreement are true and correct in all respects on the date of this Agreement and will be true and correct in all respects on the Closing Date, unless waived by the Company.

                                   ARTICLE VI

                                  TERMINATION
     6.1 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

     (a) by mutual written consent each of the Purchasers and the Company;

     (b) by either the Purchasers or the Company if there has been a material misrepresentation or breach on the part of the other party or parties in the representations and warranties set forth in this Agreement if such breach is not cured within 10 days after the Company first becomes aware of such breach, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's or parties' obligations to consummate the transactions contemplated hereby, unless such terminating party's or parties' willful breach of this Agreement has caused the condition to be unsatisfied; or


     (c) by either of the Purchasers or by the Company if the Closing has not occurred on or prior to August 15, 1995; and PROVIDED that neither the Purchasers nor the Company may terminate this Agreement pursuant to this Section 6.1(c) if such person's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

     6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchasers or the Company as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders or directors or officers in respect thereof, except for the obligations of the parties pursuant to Sections
8.7 and 8.8 and except that nothing herein will relieve any party from liability resulting from any breach of this Agreement prior to such termination, including, without limitation, any breach of Section 8.9.

                                  ARTICLE VII

                                  DEFINITIONS

     "AFFILIATE" means with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect control with such specified Person, (ii) related by blood or marriage to any such specified Person or any Affiliate of such specified Person, (iii) controlled by any Person described in clause (ii) foregoing or (iv) in the case of any limited liability company, each member.

     "AFFILIATED GROUP" shall mean an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign Tax law) of which any of the Company or the Subsidiaries is or has been a member.

     "ANNUAL REPORTS" means the Company's Annual Reports on Form 10-K for the years ended December 31, 1993 and 1994 as filed with the SEC.

     "AUDIT" means any audit, assessment of Taxes, or other examination by any taxing authority, proceedings, or appeal of such proceedings relating to Taxes.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "ENVIRONMENTAL LIEN" means a lien, either recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under Environmental and Safety Requirements.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FCC" means the Federal Communications Commission.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed or as reported on the NASDAQ National Market, or, if there has been no sales on any such exchange or reported on the NASDAQ National Market on any day, the average of the highest bid and lowest asked prices on all such exchanges or reported at the end of such day, or, if on any day such security is not so listed or included in the NASDAQ National Market, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ National Market, the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

     "MATERIAL ADVERSE EFFECT" means (i) a material adverse change in the assets, earnings, financial condition, operating results, customer, supplier, employee or sales representative relations or business prospects of the Company and the Subsidiaries taken as a whole, (ii) material casualty loss, destruction or damage to the assets or properties of the Company and the Subsidiaries taken as a whole, whether or not covered by insurance or (iii) any action or proceeding before any court or government body wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded, or might adversely affect the right of the Purchasers to purchase, own or control the Securities.

     "PERMITTED EQUITY KICKERS" means issuance by the Company of notes or debt securities which do not contain any equity features and are not issued in connection with the issuance of any Stock of the Company, except for warrants to purchase Common Stock (i) with an exercise price per share not less than the Market Price of the Common Stock , and (ii) the aggregate exercise price of which does not exceed 10% of the gross cash proceeds received by the Company from such debt issuance, in each case determined as of the date of issuance thereof.

     "OFFICER'S CERTIFICATE" of any Person means a certificate signed by the chief executive officer, vice president, secretary or Chief Financial Officer of such Person stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such person to verify the accuracy of the information set forth in such cer- tificate, and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "PERSON" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PROPRIETARY RIGHTS" means all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information and all other proprietary rights.

     "REGULATORY VIOLATION" means, with respect to any SBIC Holder providing financing under this Agreement, (i) a diversion of the proceeds of the financing under this Agreement from the reported use thereof on SBA Form 1031 delivered at Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holders (which may be withheld in their sole discretion) or
(ii) a change in the principal business activity of the Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial financing under this Agreement.

     "SBIC" means a Small Business Investment Company licensed by an SBA under the Small Business Investment Act of 1958, as amended.

     "SBIC REGULATIONS" means the Small Business Investment Act of 1958 and the regulations issued thereunder as set forth in 13 CFR 107 and 121, as amended.

     "SEC" means the United States Securities and Exchange Commission and any successor to the functions thereof.

     "SEC DOCUMENTS" means all documents (including any annual reports) filed by the Company with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein) since December 31, 1991 but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCK" of any Person means any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock, whether voting or nonvoting, including any securities with profit participation features, and any rights, warrants, options or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interests, participations or other equivalents, or such other securities, directly or indirectly (or any equivalent ownership interests, in the case of a Person which is not a corporation).

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, part- nership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     "TAX" or "TAXES" shall mean any federal, state, local or foreign income, estimated, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation taxes under Section 59A of the Code), customs duties, capital stock, franchise, employees' income withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

     "TAX RETURNS" shall mean returns, declarations, reports, claims for refund and information returns or statements relating to Taxes, including any schedules or attachments thereto.


     "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Registration Agreement, each of the other agreements contemplated hereby, and the Company's Certificate of Incorporation (as amended by the Certificate of Amendment).

     "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants, and (ii) any Common Stock issued or issuable with respect to the securities referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds Preferred Stock or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of such Preferred Stock or Warrants. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

     "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which shall at the time be owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1 SURVIVAL. Notwithstanding any examination made for or on behalf of the Purchasers, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion, all representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing and, subject to the provisions of the following sentence, shall be fully effective and enforceable, subject to the limitations set forth in Section 8.3(b) below. Notwithstanding the foregoing, the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.4 shall survive indefinitely and the representations and warranties set forth in Sections 4.10, 4.11 and 4.16 shall survive until the termination of their respective statute of limitations applicable thereto.

     8.2 INDEMNIF(a) The Company agrees to indemnify and hold harmless each of the Purchasers, including each of its affiliates, and the respective partners, directors, officers, agents and employees thereof (each Purchaser and each such other Person, an "INDEMNIFIED PARTY") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively "LIABILITIES"), and will reimburse each Indemnified Party for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "EXPENSES") as they are incurred in investigating, preparing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and whether or not any Indemnified Party is a party thereto (collectively, "ACTIONS"), arising out of
(i) any breach of any of the representations or warranties made by the Company in this Agreement or any of the agreements or certificates, documents or other writings contemplated hereby or delivered in connection herewith, (ii) any breach or violation of or failure to fully perform any covenant, agreement or obligation of the Company in this Agreement or any of the agreements contemplated hereby, or (iii) any Action by any third party arising out of or in connection with the transactions contemplated by this Agreement or any Indemnified Party's actions or inactions in connection with any such transactions; provided that the Company will not be responsible for any Liabilities or Expenses of an Indemnified Party pursuant to clause (iii) immediately foregoing to the extent that such Liabilities and Expenses are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Party's gross negligence or willful misconduct in connection with the transactions referred to above. If multiple claims are brought against an Indemnified Party (including in an arbitration), with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. In the event the Company becomes liable to an Indemnified Party pursuant to this Section 8.2, the amount of such liability shall be reduced by the amount of dividends paid in cash to the holders of Preferred Stock to the extent such dividends are paid pursuant to Section L2(a) of the Certificate of Amendment.

     (b) Each Purchaser agrees to indemnify and hold harmless the Company from and against any Liabilities, and will reimburse the Company and its Affiliates for all Expenses as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, to the extent that such Liabilities and Expenses arise out of the breach by such Purchaser of any representation or warranty made by such Purchaser; provided that no Purchaser will be responsible for any Liabilities or Expenses of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from the Company's or any Affiliate's gross negligence or willful misconduct in connection with the transactions referred to above. The obligations of the Purchasers pursuant to this Section 8.2(b) are several and not joint.

     8.3 INDEMNIFICATION PROCEDURE.

     (a) If an Indemnified Party seeks indemnification pursuant to Section 8.2, such party shall give prompt written notice to the Company of the facts and circumstances giving rise to the claim. Any Indemnified Party asserting a right of indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the Indemnified Party (a "THIRD PARTY CLAIM") shall notify the Indemnifying Party (the "INDEMNIFYING PARTY") in writing of the Third Party Claim. As part of such notice, the Indemnified Party shall furnish the Indemnifying Party with copies of any pleadings, correspondence or other documents relating thereto that are in the Indemnified Party's possession. The Indemnified Party's failure to notify the Indemnifying Party of any such claim shall not release the Indemnifying Party, in whole or in part, from its obligations under Section 8.2 except to the extent that the Indemnified Party's ability to defend against such claim is actually materially prejudiced thereby. The Indemnifying Party shall have the right to elect to assume and control the defense of any such Third party Claims so long as (i) the counsel employed by the Indemnifying Party is reasonably satisfactory to the Indemnified Party, (ii) before undertaking such defense the Indemnifying Party acknowledges in writing that the Indemnifying Party will be solely responsible for all Liabilities and Expenses arising from such Third Party Claim, and (iii) the Indemnified Party is reasonably satisfied that the Indemnifying Party will have financial resources, or valid insurance, available to satisfy such Liabilities. If the

Indemnifying Party elects to assume and control the defense of the Third
Party Claim, the Indemnified Party shall have the right to employ counsel separate from counsel employed by such Indemnifying Party in any such action and to participate in the defense thereof. The fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by such Indemnifying Party in writing, the Indemnifying Party has failed to promptly assume the defense and employ counsel or the Indemnifying Party or its counsel has failed to provide an adequate defense to such claim in a timely manner or the Indemnifying Party is a party to such claim and the Indemnified Party has been advised by counsel that there are additional or separate defenses, or there is otherwise a conflict of interest, between the Indemnified Party and the Indemnifying Party. In any such case the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnifying Party, provided that the Indemnifying Party shall not in such event be responsible hereunder for the fees and expenses of more than one firm or separate counsel in connection with any such action in the same jurisdiction, in addition to any local counsel. The Indemnifying Party shall not be liable for any settlement of any claims effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnifying Party will not, without prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment or otherwise seek to terminate any pending or threatened claims in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from all liabilities arising out of such claim.

     (b) No claim for indemnification pursuant to Section 8.2 or 8.3 with respect to a breach of any of the representations or warranties included in this Agreement may be made subsequent to the lapse of the 90-day period commencing upon delivery to the Purchasers of the final audit report of the Company's independent certified public accountant accompanying the financial statements for the year ended December 31, 1995. The indemnification provisions of this
Article VIII are in addition to, and not in derogation of, any statutory or common law remedy any party may have for misrepresentation, breach of warranty or breach of covenant.

     8.4 PRESS RELEASES AND ANNOUNCEMENTS. Except to the extent otherwise agreed by the Purchasers, prior to the Closing Date, the Company will not disclose the transactions contemplated hereby, including by making any press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers or suppliers of the Company and the Subsidiaries, without the prior written approval of the Purchasers (which shall not be unreasonably withheld), and the Company will not disclose the name of any Purchaser participating therein without the prior written consent of such Purchaser, except where the Company has been advised by its counsel that such disclosure is required by law, in which event the Company shall take all reasonable steps to consult with each of the Purchasers prior to making such disclosure and to agree with each of the Purchasers regarding the form and content of such disclosure.

     8.5 FURTHER TRANSFERS. The Company (at its own expense) will execute and deliver such further instruments of conveyance and transfer and take such additional action as any Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to such Purchaser of the Securities and any other transactions contemplated hereby. The Company will execute such documents as may be necessary to assist each of the Purchasers in preserving or perfecting its rights in the Securities and will also do such acts as are necessary to perform its representations, warranties and agreements herein, including by, after the Closing, making all registrations, filings and applications, giving all notices and obtaining all governmental (including, without limitation, FCC), third party or other consents, transfers, approvals, orders, qualifications and waivers desirable for the consummation of the transactions contemplated hereby which, for any reason, had not been made, given or obtained prior to the Closing.

     8.6 SPECIFIC PERFORMANCE. The Company acknowledges that the business of the Company and the Subsidiaries and the Securities are unique and recognize and affirm that in the event of a breach of this Agreement by the Company, money damages may be inadequate and the Purchaser may have no adequate remedy at law. Accordingly, the Company agrees that the Purchasers shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the Company's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

     8.7 INVESTIGATION. Prior to the Closing Date, the Purchasers and their representatives may make or cause to be made such investigation of the business and properties of the Company and the Subsidiaries as each deems necessary or advisable and the Company shall (and cause each of its Subsidiaries to) furnish and disclose promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or their representatives reasonably request. The Company agrees to permit each of the Purchasers and its authorized representatives to have access during business hours to the Company's and each of its Subsidiaries' books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel of the Company and its Subsidiaries.

     8.8 EXPENSES. The Company shall pay and hold UBS and all holders of Underlying Common Stock harmless against liability for the payment of, and reimburse each such Person for, (i) all reasonable out-of pocket expenses incurred in connection with the transactions contemplated by this Agreement, including those relating to the due diligence review of the Company and including all reasonable fees and expenses of their special counsel, all of which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Transaction Documents (except that each holder shall pay its own fees and expenses for any amendment or waiver initially requested by such holder), and (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of any Securities, including upon conversion or exercise but excluding transfer taxes that may be payable upon transfer of the Securities by any holder thereof to any third party; provided, however, that the Company's aggregate liability under clause (i) of this Section 8.8 shall not exceed $300,000.

     8.9 EXCLUSIVITY. Until the consummation of the transactions contemplated hereby or termination of this Agreement in accordance with Section 6.1, neither the Company, nor any of its representatives, officers, employees, directors, or agents, will directly or indirectly (a) submit, solicit, initiate or encourage any proposal or offer from any person or enter into any agreement or accept any offer relating to any issuance or sale of any of its capital stock or of any rights or securities convertible into or exercisable or exchangeable for any of its capital stock except for the issuance of capital stock upon exercise or conversion of warrants, options and other rights to acquire Common Stock outstanding as reflected on Schedule 4.3 hereto, in each case in accordance with the terms of such warrants, options and other rights as previously disclosed to the Purchasers, or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing. The Company represents and warrants that it is not engaged in any discussions with third-parties regarding the foregoing and shall notify each of the

Purchasers immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     8.10 TRANSFER OF SECURITIES.

     (a) GENERAL PROVISIONS. The Securities are transferable only pursuant to
(i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities Act (or any similar rule or rules then in force) if such rule is available or (iii) subject to the conditions specified in Section 8.11 below, any other legally available means of transfer.

     (b) OPINION DELIVERY. In connection with the transfer of any Securities (other than a transfer described in subsection 8.10(a)(i) or (ii) above and other than a transfer to a partner or other Affiliate of a Purchaser), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion, in form and substance reasonably satisfactory to the Company and its counsel, of Kirkland & Ellis or other counsel which is knowledgeable in securities law matters to the effect that such transfer of Securities may be effected without registration of such Securities under the Securities Act. In addition, if the holder of the Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that, in form and substance reasonably satisfactory to the Company and its counsel, no subsequent transfer of such Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Securities which do not bear the Securities Act legend set forth in Section 8.11. If the Company is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 8.11.

     (c) RULE 144A. Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities Act.

     (d) REMOVAL OF LEGEND. If any Securities are eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Securities, remove the legend set forth in Section 8.11 from the certificates for such Securities.

     8.11 PURCHASERS' REPRESENTATIONS. Each Purchaser represents that it is an "Accredited Investor" within the meaning of the Securities Act. Each Purchaser understands that the Securities constitute "RESTRICTED SECURITIES" within the meaning of Rule 144 under the Securities Act. Each Purchaser hereby represents that it is acquiring the restricted securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities Laws; PROVIDED that nothing contained herein shall prevent such Purchaser and subsequent holders of restricted securities from transferring such securities in compliance with the provisions of Section 8.10. Each Purchaser understands that the restricted securities are being offered and sold in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of such Purchaser's representations, warranties, agreements, acknowledgments and understandings set forth herein to determine its suitability to acquire the restricted securities. Each instrument or certificate for restricted securities shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY __, 1995, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 19, 1995, BETWEEN THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

     8.12 STANDSTILL.

     (a) UBS agrees that, without the prior consent of the Board of Directors specifically expressed in a resolution adopted by a majority of the members of the Board of Directors (excluding members elected by UBS and its Affiliates), during the Standstill Period (as defined below) it will not, nor will it permit any of its Affiliates to, directly or indirectly:

          (i) acquire, offer to acquire, or agree to acquire, any Voting Securities (as defined below) or securities convertible into Voting Securities; PROVIDED, HOWEVER, that nothing contained herein shall prohibit UBS or any of its Affiliates from acquiring any Voting Securities (A) as result of a stock split, stock dividend or similar recapitalization by the Company, (B) upon conversion or exercise of or exchange for any other Voting Securities, or (C) so long as UBS and its Affiliates beneficially own (within the meaning of Rule 13d-3 of the Exchange Act), in the aggregate, no more than 25% of the Voting Securities outstanding immediately following such acquisition of Voting Securities; PROVIDED FURTHER, that the foregoing prohibition will not apply to the acquisition by any Affiliate of UBS of any Voting Securities, directly or indirectly, and for purposes of clause (C) above UBS and its Affiliates will not be deemed to hold Voting Securities if and to the extent such Voting Securities are acquired or held (x) for the benefit of one or more third parties in one or more customer or fiduciary accounts (or in the case of an employee benefit plan or pension fund which is subject to the provisions of ERISA, have been allocated to plan participants), or (y) in the ordinary course of business and not as a means of circumventing the foregoing, by or in a capacity as (1) a broker or dealer registered under Section 15 of the Exchange Act, (2) a bank, as defined in Section 3(a)(6) of the Exchange Act, (3) an investment company registered under Section 8 of the Investment Company Act of 1940 (4) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, or (5) an employee benefit plan or a pension fund which is subject to the provisions of ERISA, or an endowment fund;

          (ii) make or solicit any other person to make an offer or proposal to the Board of Directors or the shareholders to acquire the Company or substantially all of the assets or the Common Stock of the Company or any of its Subsidiaries; or

          (iii) initiate or conduct, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities.

Notwithstanding the foregoing, if any breach of this Section 8.12 caused by an acquisition of a non-material amount of Voting Securities shall have been cured by disposition of Voting Securities within 30 days after UBS becomes aware of such breach, then no breach of this Section 8.12 shall be deemed to have occurred;

     (b) As used herein, the term "Standstill Period" shall mean the period from the date that the Closing occurs until the earliest to occur of:

          (i) the date that is the tenth anniversary of the Closing Date;

          (ii) the date on which UBS and its affiliates cease to beneficially own (within the meaning of Rule 13d-3 of the Exchange Act), in the aggregate, at least 5% of the outstanding Voting Securities;

          (iii) a Change of Control (as defined in the Certificate of Amendment);

          (iv) the sale of substantially all of the Common Stock of the Company or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, through a purchase agreement, merger or other business combination;

          (v) a tender offer is made to all holders of the Common Stock as to which the Board of Directors has not publicly announced its opposition within 10 business days (or the then required period under the federal securities laws) after the commencement of such tender offer or with respect to which the Board of Directors has announced its approval;

          (vi) a Bankruptcy Event; or

          (vii) default in the payment of principal or interest when due (whether at maturity, upon acceleration or otherwise) after the expiration of any grace periods applicable thereto with respect to indebtedness of the Company or any of its Subsidiaries for money borrowed having an aggregate outstanding principal amount in excess of $2,500,000 or more (unless at the time thereof the Company shall have unrestricted cash, cash equivalents or commitments under existing debt instruments available to make such payment).

     For purposes of this Section 8.12, "VOTING SECURITIES" means Common Stock, the Preferred Stock, the Warrants, and any other securities of the Company entitled to vote in the election of directors of the Company. In determining the number of outstanding Voting Securities, neither Voting Securities nor securities convertible into Voting Securities held in the treasury of the Company shall be deemed to be outstanding, and outstanding shares of Preferred Stock, Warrants and other Voting Securities which are convertible into or exercisable or exchangeable for Common Stock will be counted as the number of shares of Common Stock obtainable upon conversion or exercise thereof or in exchange therefor. Whenever the phrase "securities convertible into Voting Securities" is used herein, such phrase shall mean securities convertible into, exchangeable for, or which represent a right to acquire, Voting Securities; and "BANKRUPTCY EVENT" means any of the following events: the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); an involuntary case is commenced against the Company or any of its Subsidiaries and is not dismissed within 60 days after commencement of the case; a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company of any of its Subsidiaries; the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, rehabilitation, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Subsidiary, or there is commenced against the Company or such Subsidiary, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; any order of relief or other order approving any such case or proceeding is entered; the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; the Company or any of its Subsidiaries shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts, generally as they become due; the Company or any of its Subsidiaries shall call a general meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing.

     8.13 CONTINGENT WARRANTS.

     (a) At the Closing, the Company shall issue to UBS Contingent Warrants substantially in the form of Exhibit F hereto for the consideration set forth in
Section 1.1 hereof. The Contingent Warrants shall provide that upon any Optional Redemption of shares of Preferred Stock pursuant to the terms of the Certificate of Incorporation, as amended by the Certificate of Amendment, the holder of the Contingent Warrants shall have the right to acquire initially the same number of shares of Common Stock into which such holder's shares of Preferred Stock being redeemed (the REDEEMED SHARES") are convertible as of the Redemption Date thereof. The initial exercise price for each share of Common Stock under the Contingent Warrants shall be equal to the Conversion Price of the Redeemed Shares as of the Redemption Date thereof, and the Contingent Warrants shall be exercisable at any time after the Redemption Date of the Redeemed Shares and shall expire (unless previously exercised) on the Scheduled Redemption Date of the Redeemed Shares corresponding to the shares of Common Stock covered by the Contingent Warrants; but in no event shall the Contingent Warrants be exercisable after the sixth anniversary of the redemption of all of the shares of Preferred Stock.

     (b) The terms "Conversion Price," "Optional Redemption," "Redemption Date" and "Scheduled Redemption Date" have the meanings set forth in the Certificate of Amendment.



     8.14 REGULATORY COMPLIANCE COOPERATION.

     (a) Within 75 days after the Closing and at the end of each month thereafter until all of the proceeds of the financing under this Agreement have been used by the Company and its Subsidiaries, the Company shall deliver to each holder of Preferred Stock or Underlying Common Stock which is an SBIC (an "SBIC HOLDER"), a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the financing under this Agreement by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records to the extent necessary and solely for the purpose of verifying the use of such proceeds.

     (b) Upon the occurrence of a Regulatory Violation or in the event that any SBIC Holder determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Preferred Stock or Underlying Stock (whether under this Agreement, the Certificate of Amendment or otherwise), each SBIC Holder shall have the right to demand the immediate repurchase of all of the outstanding shares of Preferred Stock and Underlying Common Stock owned by such SBIC Holder at a price per share equal to the purchase price paid for such stock hereunder, plus, if applicable, all accrued or declared and unpaid dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the Preferred Stock and Underlying Common Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

     (c) Promptly after the end of each calendar year (but in any event prior to February 28 of each year), the Company shall deliver to the SBIC Holder a written assessment of the economic impact of the SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).


                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 AMENDMENT AND WAIVER. This Agreement may be amended and any provision of this Agreement may be waived, provided that, subject to the last sentence of
Section 2.1 and the last sentence of Section 2.2, any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by each of the Company and holders of two-thirds of the Underlying Common Stock and which would not disproportionately and adversely affect the holders of a majority of the Warrants without the consent of the holders of the majority of the Warrants. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     9.2 NOTICES. All notices, demands and other communications given or delivered under this Agreement will be in writing and will be deemed to have been given when personally delivered, three days after being mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (subject to receipt of written confirmation). Notices, demands and communications to the Company and the Purchasers will, unless another address is specified in writing, be sent to the address indicated below:

NOTICES TO THE COMPANY:

Peoples Telephone Company, Inc.
2300 N.W. 89th Place
Miami, Florida 33172
Attention: Robert D. Rubin
Telecopy: (305) 477-9890

WITH A COPY TO:

Steel Hector & Davis
200 S. Biscayne Boulevard
Suite 4000
Miami, Florida 33131-2398
Attention: Richard J. Lampen, Esq.
Telecopy: (305) 577-7001

NOTICES TO THE PURCHASERS:

Appian Capital Partners, L.L.C.
c/o Archon Capital Partners, L.P.
11111 Santa Monica Boulevard
Suite 1100
Los Angeles, California 90025
Attention: Ronald N. Beck
Telecopy: (310) 914-0470

UBS Capital Corporation
299 Park Avenue
New York, New York 10171
Attention: Justin S. Maccarone
Telecopy: (212) 821-6333

WITH A COPY TO:

Kirkland & Ellis
200 East Randolph Drive
Suite 5700
Chicago, Illinois 60601
Attention: John A. Weissenbach, Esq.
Telecopy: (312) 861-2200

     9.3 BINDING AGREEMENT; ASSIGNMENT.

     (a) This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of each of the Purchasers.

     (b) Each Purchaser may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its respective Affiliates.

     9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     9.5 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     9.6 HEADINGS; INTERPRETATION. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of one or more items or matters, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, such items or matters.

     9.7 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

     9.9 GOVERNING LAW. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY THE INTERNAL LAW OF THE

STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT
OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     9.10 PARTIES IN INTEREST. Nothing in this Agree- ment, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

                                                     * * * * *

                           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           PEOPLES TELEPHONE COMPANY, INC.

                                           By: /s/ ROBERT D. RUBIN
                                               --------------------------------
                                               Name:  Robert D. Rubin
                                               Title: President


                                           UBS CAPITAL CORPORATION

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           APPIAN CAPITAL PARTNERS, L.L.C


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           PEOPLES TELEPHONE COMPANY, INC.

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                           UBS CAPITAL CORPORATION

                                           By: /s/ JEFFREY J. KEENAN
                                              ---------------------------------
                                              Name: Jeffrey J. Keenan
                                              Title: Managing Director

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           APPIAN CAPITAL PARTNERS, L.L.C


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           PEOPLES TELEPHONE COMPANY, INC.

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                           UBS CAPITAL CORPORATION

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           By: /s/ JOHN E. DUNCAN
                                              ---------------------------------
                                              Name: John E. Duncan
                                              Title: Vice President


                                           APPIAN CAPITAL PARTNERS, L.L.C


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           PEOPLES TELEPHONE COMPANY, INC.

                                           By:
                                               --------------------------------
                                               Name:
                                               Title:


                                           UBS CAPITAL CORPORATION

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           APPIAN CAPITAL PARTNERS, L.L.C


                                           By: /s/ RONALD BECK
                                              ---------------------------------
                                              Name: Ronald Beck
                                              Title: Co-Chairman

                                 July 18, 1995

Appian Capital Partners, L.L.C.
c/o Archon Capital Partners, L.P.
11111 Santa Monica Boulevard
Suite 1100
Los Angeles, California 90025
Attention: Ronald N. Beck

UBS Capital Corporation
299 Park Avenue
New York, New York 10171
Attention: Justin S. Maccarone

UBS Partners, Inc.
299 Park Avenue
New York, New York 10171
Attention: Justin S. Maccarone

            Re: Securities Purchase Agreement, dated as of July 3, 1995
                (the "Securities Purchase Agreement"), among Peoples Telephone Company, Inc. ("PTC"), UBS Capital Corporation ("UBS Capital") and Appian Capital Partners, L.L.C. ("ACP"),as amended.

Gentlemen:

     Unless otherwise defined herein, each capitalized term used herein has the meaning given such term in the Securities Purchase Agreement.

     We understand that UBS Capital desires to assign to UBS Partners, Inc. ("UBS Partners") all of its rights under the Securities Purchase Agreement and that, to induce UBS Capital to assign such rights to UBS Partners, UBS Partners will assume the obligations of UBS Capital to purchase the Preferred Stock thereunder. By executing this letter agreement in the spaces provided below, UBS Capital hereby assigns to UBS Partners all of its rights under the Securities Purchase Agreement, including without limitation the right to purchase the Preferred Stock at the Closing on the terms specified therein, and UBS Capital delegates and UBS Partners hereby agrees to assume all of UBS Capital's obligations under the Securities Purchase Agreement, subject to the terms and conditions set forth therein, including to purchase and pay for the Preferred Stock thereunder at the Closing. PTC hereby acknowledges and consent to such assignment and assumption and, effective upon such assignment and assumption, releases UBS Capital of all liability under the Securities Purchase Agreement and UBS Capital releases PTC of all liabilities under the Securities Purchase Agreement.

     This letter agreement also sets forth our mutual understanding that the conditions precedent to the respective obligations of UBS Partners and ACP to consummate the transactions contemplated by the Securities Purchase Agreement set forth in (a) Section 2.1(h) thereof shall be deemed to have been satisfied if, effective as of the Closing, the Board of Directors shall be comprised of six members, including the Chief Executive Officer of the Company, the President of the Company, one director designated by UBS Partners and three other persons who are currently serving as directors of the Company; and (b) Section 2.1(k) thereof shall be deemed to have been satisfied if the opinion of New York counsel delivered at the Closing is in substantially the form attached hereto as Exhibit A. The parties hereto acknowledge that the foregoing shall not constitute a waiver by UBS Partners or the holders of a majority of the shares of Preferred Stock of any rights pursuant to PTC's certificate of incorporation, the Certificate of Amendment or otherwise.

     In addition, UBS Partners and ACP hereby waive any breach of PTC's representations and warranties set forth in Sections 4.1, 4.3 and 4.4 of the Securities Purchase Agreement as a result of the failure to set forth in Schedules 4.1,4.3 and 4.4 attached thereto the information set forth in the addenda to such Schedules attached to this letter, and UBS Partners and ACP further agree and acknowledge that they shall not have any basis to refuse to perform their respective obligations to consummate the transactions contemplated by the Securities Purchase Agreement as a result of such failure, nor shall any such failure constitute an Event of Noncompliance (as defined in the Certificate of Amendment) or be a basis for a claim for damages pursuant to Section 8.2 of the Securities Purchase Agreement or otherwise.

     In consideration of your agreements and waivers set forth above, PTC hereby agrees with UBS Partners and ACP that the Securities Purchase Agreement shall be hereby amended as follows:

          1. Section 3.1 is amended by deleting the word "and" following the semi-colon at the end of paragraph (l) thereof, by adding ";" in lieu of the period after the word "hereto" at the end of paragraph (m) thereof, and by adding two new paragraphs thereafter to read as follows:

          "(n) the Company shall take all steps necessary to cause paragraph EIGHTH of its Amended and Restated Certificate of Incorporation (the "Charter") to be amended so that such paragraph shall not conflict with the terms of Section 3.2(d) of this Agreement, Section 4 of the Warrants,
     Section 4 of the Contingent Warrants and SECTION I of the Certificate of Amendment and shall cause such amendment to be voted upon by the holders of the Company's Stock entitled to vote thereon at the Company's second annual meeting of shareholders succeeding the Closing (disregarding for such purposes the clause (A) "to the extent not prohibited by paragraph EIGHTH of the Company's certificate of incorporation" in (i) Section 3.2(d) hereof, (ii) SECTION 4 of the Warrants, and (iii) SECTION 4 of the Contingent Warrants and (B) "to the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation" in SECTION I of the Certificate of Amendment. In the event that such amendment shall not be approved at such annual meeting, then such Section 3.2(d) hereof, Section 4 of the Warrants, Section 4 of the Contingent Warrants and SECTION I shall be amended in a manner mutually and reasonably satisfactory to the Company and the Purchasers, in the case of such Section 3.2(d), the Company and UBS, in the case of such SECTION I and Section 4 of the Contingent Warrants, and the Company and ACP in the case of such Section 4 of the Warrants, so that the intent and purpose of each thereof shall be preserved and further effectuated to the fullest extent possible without conflicting with such paragraph EIGHTH of the Charter. Until such amendment to the Charter is effective, the Company shall not take the action specified in the clauses preceding the second comma of SECTION I of the Certificate of Amendment, SECTION 4 of the Warrants and SECTION 4 of the Contingent Warrants without the prior written consent of UBS Partners in the case of the Certificate of Amendment and the Contingent Warrants or ACP in the case of the Warrants; and

          (o) the Company shall take all steps necessary to ensure that (i) any vacancy on the Board of Directors shall be filled by a person designated by the holders of a majority of the shares of the Preferred Stock at any time the number of directors elected by such holders is less than the number of directors which the Preferred Stock has the right to elect pursuant to the terms thereof and (ii) from and after the Closing until such time as two directors elected by the holders of a majority of the Preferred Stock have first been elected to the Board of Directors and are serving thereon (to the extent that pursuant to the Certificate of Amendment, the Preferred Stock is entitled to elect two directors), the Company shall not take any of the actions described in paragraphs (e) through (1) of Section 3.2 of this Agreement without the prior written consent of UBS Partners.";

          2. Section 3.2(c) is amended to include the following prior to the semi-colon at the end thereof: "(including rights of such holders pursuant to this Agreement)";

          3. Section 3.2(d) is amended by adding thereto", to the extent not prohibited by paragraph EIGHTH of the Company's certificate of incorporation," after the word "and" and prior to the word "grants" appearing in the 7th and 8th lines thereof, respectively;

          4. SECTION G of Exhibit A attached to the Securities Purchase Agreement is hereby amended by deleting from the fourth line thereof "except in the election of directors and as otherwise provided herein";

          5. SECTION I of Exhibit A attached to the Securities Purchase Agreement is hereby amended by striking the word "If" at the beginning of the first sentence thereof and adding in its place, "To the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation, if";

          6. SECTION 4 of Exhibit B attached to the Securities Purchase Agreement is hereby amended by striking the word "If" at the beginning of the first sentence thereof and adding in its place, "To the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation, if";

          7. SECTION 4 of Exhibit F attached to the Securities Purchase Agreement is hereby amended by striking the word "If" at the beginning of the first sentence thereof and adding in its place, "To the extent not prohibited by paragraph EIGHTH of the Corporation's Certificate of Incorporation, if";

          8. Section 8.8 is amended by substituting "$400,000" for "$300,000" at the end thereof;

          9. Section 1.1(b) is amended by substituting "$1.00" for "$100,000" at the end thereof and Section 1.2(b) is amended by substituting "$1.00" for $100,000 in clause (ii) thereof;

     The Company and ACP agree that the certain engagement letter dated July 3, 1995 between them shall be amended to reduce the fee payable to ACP pursuant to clause (i) of the second paragraph thereof to $350,000.

     This letter agreement may be executed in two or more counterparts which together shall constitute a single instrument. Whenever possible, each provision of this letter agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this agreement.

                                   * * * * *

     Please acknowledge your agreement with the provisions of this letter by executing in places provided below.

                                    Very truly yours,

                                    PEOPLES TELEPHONE COMPANY, INC.

                                    By: /s/ ROBERT D. RUBIN
                                        ---------------------------
                                        Robert D. Rubin
                                        President

     Agreed and accepted as of the date first written above:

UBS PARTNERS, INC.                               APPIAN CAPITAL PARTNERS, L.L.C.

By: /s/ JEFFREY J. KEENAN   /s/ JOHN E. DUNCAN   By: /s/ RONALD BECK
    ---------------------   ------------------       ----------------

By:______________________                        Its: Co-Chairman


UBS CAPITAL CORPORATION

By: /s/ JEFFREY J. KEENAN   /s/ JOHN E. DUNCAN
   ----------------------   ------------------

By:______________________